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                                                                     Exhibit 5




                                 April 15, 1998

Brooke Group Ltd.
100 S.E. Second Street, 32nd Floor
Miami, Florida  33131

RE:      OFFERING OF SHARES PURSUANT TO
         REGISTRATION STATEMENT ON FORM S-8
         ----------------------------------

Gentlemen:

         I have acted as counsel to Brooke Group Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of 43,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), issuable from time to time upon the exercise of stock options (the "Options") granted to key employees.

         In so acting, I have examined originals, or copies certified or otherwise identified to my satisfaction, of (a) the Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws of the Company as currently in effect, (b) the Registration Statement, (c) the Stock Option Agreements pursuant to which the Options were granted, which agreements are included or incorporated as exhibits to the Registration Statement, (d) certain resolutions adopted by the Board of Directors of the Company, and (e) such other documents, records, certificates and other instruments of the Company as in my judgment are necessary or appropriate for purposes of this opinion.

         Based on the foregoing, I am of the following opinion:

         1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized by the Company and, when issued and paid for as contemplated by the Registration Statement, will be duly and validly issued and will be fully paid and non-assessable.






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Brooke Group Ltd.
April 15, 1998
Page 2


         I hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement.

                                       Very truly yours,



                                       /s/ MARC N. BELL
                                       --------------------------
                                       MARC N. BELL
                                       Vice President, General Counsel
                                         and Secretary

MNB/smg

Enclosure